Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Second-Quarter 2019 Results

Second-Quarter Financial Highlights

•	Strong second-quarter net sales of $1,097 million; year-over-year growth of 8.4%

•	Net income of $124 million and net income per diluted share of $2.26

•	Non-GAAP diluted EPS increased 22% year-over-year to $3.02

•	Adjusted EBITDA increased 17.1% year-over-year to $233 million; and adjusted EBITDA margin expanded 150 bps year-over-year to 21.2%

Lincolnshire, Ill., July 30, 2019 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the second quarter ended June 29, 2019.

“Our second quarter results were driven by continued broad-based demand for our solutions with particular strength in mobile computing. We delivered profitable sales growth, and EBITDA margin and earnings per share each exceeded our outlook. Our team is executing effectively in driving operational efficiencies and serving our global customer base,” said Anders Gustafsson, Chief Executive Officer of Zebra Technologies. “We remain on track to achieve our full-year 2019 sales growth target and are increasing our EBITDA margin outlook due to improved productivity in the business. We also continue our focused investment in advancing our enterprise asset intelligence vision, as evidenced by the recent organic and inorganic additions to our analytics and data services offerings.”

Gustafsson continued, “Today, we also announced a $1 billion share repurchase authorization which underscores our Board of Directors’ confidence in the company’s prospects for profitable growth and shareholder value creation.”

$ in millions, except per share amounts	2Q19	2Q18	Change
Select reported measures:
Net sales	$1,097	$1,012	8.4%
Gross profit	520	472	10.2%
Net income	124	70	77.1%
Net income per diluted share	$2.26	$1.29	75.2%

Select Non-GAAP measures:
Organic net sales growth			7.0%
Adjusted gross profit	523	473	10.6%
Adjusted gross margin	47.7%	46.7%	100 bps
Adjusted EBITDA	233	199	17.1%
Adjusted EBITDA margin	21.2%	19.7%	150 bps
Non-GAAP net income	$165	$135	22.2%
Non-GAAP earnings per diluted share	$3.02	$2.48	21.8%

Reported (GAAP) results
Net sales were $1,097 million in the second quarter of 2019 compared to $1,012 million in the second quarter of 2018. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $727 million in the second quarter of

2019 compared with $661 million in the second quarter of 2018. Asset Intelligence & Tracking ("AIT") segment net sales were $370 million in the second quarter of 2019 compared to $351 million in the prior year period. Second-quarter 2019 gross profit was $520 million compared to $472 million in the comparable prior year period. Net income for the second quarter of 2019 was $124 million, or $2.26 per diluted share, compared to net income of $70 million, or $1.29 per diluted share, for the second quarter of 2018.

Adjusted (Non-GAAP) results
Consolidated net sales were $1,097 million in the second quarter of 2019 compared to $1,012 million in the prior year period, an increase of 8.4%. Consolidated organic net sales growth for the second quarter was 7.0% reflecting solid growth in North America, EMEA and APAC. Second-quarter year-over-year organic net sales growth was 9.2% in the EVM segment and 2.9% in the AIT segment.

Consolidated adjusted gross margin was 47.7% in the second quarter of 2019, compared to 46.7% in the prior year period. This increase was primarily due to higher productivity and cost efficiency, particularly in support services. Adjusted operating expenses increased in the second quarter of 2019 to $308 million from $294 million in the prior year period primarily due to the inclusion of expenses from recently acquired businesses and investments in growth initiatives, partially offset by lower incentive compensation expense.

Adjusted EBITDA for the second quarter of 2019 increased to $233 million, or 21.2% of adjusted net sales, compared to $199 million, or 19.7% of adjusted net sales, for the second quarter of 2018 primarily due to higher gross margin and lower operating expenses as a percentage of net sales.

Non-GAAP net income for the second quarter of 2019 was $165 million, or $3.02 per diluted share, compared with $135 million, or $2.48 per diluted share, for the second quarter of 2018.

Balance Sheet and Cash Flow
As of June 29, 2019, the company had cash and cash equivalents of $27 million and total debt of $1,724 million.

Free cash flow was $165 million for the first six months of 2019. The company generated $195 million of operating cash flow and incurred capital expenditures of $30 million. During the first six months of 2019 the company had net borrowings of $125 million which funded a portion of the acquisitions of Temptime Corporation, Profitect Inc., and venture investments.

Outlook
Third Quarter 2019
The company expects third-quarter 2019 net sales to increase approximately 3% to 5% from the third quarter of 2018. This expectation includes an approximately 2 percentage point additive impact from recently acquired businesses, and an approximately 1 percentage point negative impact from foreign currency translation.

Adjusted EBITDA margin is expected to be approximately 22% for the third quarter of 2019. Non-GAAP earnings per diluted share are expected to be in the range of $3.15 to $3.35. This assumes an adjusted effective tax rate of approximately 16% to 17%.

Full Year 2019
The company expects full-year 2019 net sales to increase approximately 5% to 8% from 2018. This expectation includes an approximately 2 percentage point positive impact from recently acquired businesses, and an approximately 1 percentage point negative impact from foreign currency translation.

Adjusted EBITDA margin is expected to be approximately 22% for the full-year 2019, favorable to 2018 and our prior outlook.

For the full-year 2019, the company expects to generate free cash flow of at least $625 million.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the second quarter of 2019. The conference call will be held today, Tuesday, July 30, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers the front line of business in retail/ecommerce, manufacturing, transportation and logistics, healthcare and other industries to achieve a performance edge. With more than 10,000 partners across 100 countries, we deliver industry-tailored, end-to-end solutions that intelligently connect people, assets and data to help our customers make business-critical decisions. Our market-leading solutions elevate the shopping experience, track and manage inventory as well as improve supply chain efficiency and patient care. Ranked on Forbes’ list of America’s Best Employers for the last three years, Zebra helps our customers capture their edge. For more information, visit www.zebra.com or sign up for our news alerts. Follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors    Media
Michael Steele, CFA, IRC    Therese Van Ryne
Vice President, Investor Relations    Director, Global Public Relations
Phone: + 1 847 793 6707     Phone: + 1 847 370 2317
msteele@zebra.com     therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	June 29, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$27	$44
Accounts receivable, net of allowances for doubtful accounts of $2 million and $3 million as of June 29, 2019 and December 31, 2018, respectively	556	520
Inventories, net	484	520
Income tax receivable	78	24
Prepaid expenses and other current assets	43	54
Total Current assets	1,188	1,162
Property, plant and equipment, net	251	249
Right-of-use lease asset	114	—
Goodwill	2,622	2,495
Other intangibles, net	323	232
Long-term deferred income taxes	88	114
Other long-term assets	115	87
Total Assets	$4,701	$4,339
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$156	$157
Accounts payable	472	552
Accrued liabilities	282	322
Deferred revenue	230	210
Income taxes payable	60	60
Total Current liabilities	1,200	1,301
Long-term debt	1,561	1,434
Long-term lease liabilities	104	—
Long-term deferred income taxes	1	8
Long-term deferred revenue	188	172
Other long-term liabilities	88	89
Total Liabilities	3,142	3,004
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	314	294
Treasury stock at cost, 18,044,028 and 18,280,673 shares as of June 29, 2019 and December 31, 2018, respectively	(643)	(613)
Retained earnings	1,927	1,688
Accumulated other comprehensive loss	(40)	(35)
Total Stockholders’ Equity	1,559	1,335
Total Liabilities and Stockholders’ Equity	$4,701	$4,339

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2019	June 30, 2018		June 29, 2019	June 30, 2018
Net sales:
Tangible products	$963	$889		$1,887	$1,728
Services and software	134	123		276	261
Total Net sales	1,097	1,012		2,163	1,989
Cost of sales:
Tangible products	488	450		959	873
Services and software	89	90		183	179
Total Cost of sales	577	540		1,142	1,052
Gross profit	520	472		1,021	937
Operating expenses:
Selling and marketing	127	121		249	241
Research and development	108	109		219	210
General and administrative	90	93		166	164
Amortization of intangible assets	30	23		58	46
Acquisition and integration costs	4	—		8	2
Exit and restructuring costs	1	1		2	5
Total Operating expenses	360	347		702	668
Operating income	160	125		319	269
Other expenses:
Foreign exchange loss	(1)	(4)		(4)	(4)
Interest expense, net	(33)	(23)	11	(57)	(34)
Other, net	3	2		2	2
Total Other expenses, net	(31)	(25)		(59)	(36)
Income before income tax	129	100		260	233
Income tax expense	5	30		21	54
Net income	$124	$70		$239	$179
Basic earnings per share	$2.28	$1.31		$4.43	$3.35
Diluted earnings per share	$2.26	$1.29		$4.37	$3.30

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	June 29, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$239	$179
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	95	86
Amortization of debt issuance costs and discounts	2	9
Share-based compensation	24	24
Deferred income taxes	(3)	3
Unrealized loss/(gain) on forward interest rate swaps	23	(18)
Other, net	(2)	2
Changes in operating assets and liabilities:
Accounts receivable, net	(37)	(26)
Inventories, net	49	(11)
Other assets	(9)	(9)
Accounts payable	(81)	21
Accrued liabilities	(86)	(48)
Deferred revenue	30	22
Income taxes	(50)	24
Other operating activities	1	8
Net cash provided by operating activities	195	266
Cash flows from investing activities:
Purchases of property, plant and equipment	(30)	(33)
Acquisition of businesses, net of cash acquired	(266)	—
Proceeds from sale of long-term investments	10	2
Purchases of long-term investments	(20)	(2)
Net cash used in investing activities	(306)	(33)
Cash flows from financing activities:
Payment of debt issuance costs and discounts	—	(2)
Payments of long-term debt	(81)	(1,114)
Proceeds from issuance of long-term debt	206	879
Payments of debt extinguishment costs	—	(1)
Payments of taxes related to net settlements of equity awards, net of proceeds from exercise of stock options and stock purchase plan purchases	(34)	(4)
Other financing activities	3	—
Net cash provided by/(used in) financing activities	94	(242)
Effect of exchange rate changes on cash	—	(7)
Net decrease in cash and cash equivalents	(17)	(16)
Cash and cash equivalents at beginning of period	44	62
Cash and cash equivalents at end of period	$27	$46
Supplemental disclosures of cash flow information:
Income taxes paid	$73	$21
Interest paid	$33	$52

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	June 29, 2019
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	5.4%	10.0%	8.4%
Adjustments:
Impact of foreign currency translation(1)	1.0%	1.1%	1.1%
Impact of acquisitions (2)	(3.5)%	(1.9)%	(2.5)%
Organic Net sales growth	2.9%	9.2%	7.0%

	Six Months Ended
	June 29, 2019
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	3.4%	11.7%	8.7%
Adjustments:
Impact of foreign currency translation(1)	1.0%	1.0%	1.0%
Impact of acquisitions (2)	(2.4)%	(2.3)%	(2.3)%
Organic Net sales growth	2.0%	10.4%	7.4%

(1)
Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, rather than the exchange rates in effect during the current period. In addition, we exclude the impact of the company’s foreign currency hedging program in the prior year periods.

(2)
For purposes of computing Organic Net sales, amounts directly attributable to the Xplore acquisition (included in our consolidated results beginning August 14, 2018), the Temptime acquisition (included in our consolidated results beginning February 21, 2019), and the Profitect acquisition (included in our consolidated results beginning May 31, 2019) will be excluded for twelve months following the acquisition date.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	June 29, 2019			June 30, 2018
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$370	$727	$1,097	$351	$661	$1,012
Reported Gross profit (1)	182	340	520	173	299	472
Gross Margin	49.2%	46.8%	47.4%	49.3%	45.2%	46.6%

Non-GAAP
Adjusted Net sales	$370	$727	$1,097	$351	$661	$1,012
Adjusted Gross profit (2)	183	340	523	173	300	473
Adjusted Gross Margin	49.5%	46.8%	47.7%	49.3%	45.4%	46.7%

	Six Months Ended
	June 29, 2019			June 30, 2018
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$727	$1,436	$2,163	$703	$1,286	$1,989
Reported Gross profit (1)	366	658	1,021	356	581	937
Gross Margin	50.3%	45.8%	47.2%	50.6%	45.2%	47.1%

Non-GAAP
Adjusted Net sales	$727	$1,436	$2,163	$703	$1,286	$1,989
Adjusted Gross profit (2)	367	659	1,026	356	583	939
Adjusted Gross Margin	50.5%	45.9%	47.4%	50.6%	45.3%	47.2%

(1)	Fiscal 2019 consolidated results include corporate eliminations related to business acquisitions that are not reported in segment results.

(2)	Adjusted Gross profit excludes purchase accounting adjustments and share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income	$124	$70	$239	$179
Adjustments to Cost of sales(1)
Purchase accounting adjustments	2	—	3	—
Share-based compensation	1	1	2	2
Total adjustments to Cost of sales	3	1	5	2
Adjustments to Operating expenses(1)
Amortization of intangible assets	30	23	58	46
Acquisition and integration costs	4	—	8	2
Legal Settlement	—	13	—	13
Share-based compensation	17	16	29	26
Exit and restructuring costs	1	1	2	5
Total adjustments to Operating expenses	52	53	97	92
Adjustments to Other expenses, net(1)
Amortization of debt issuance costs and discounts	1	8	2	10
Investment (gain) loss	(4)	(1)	(3)	(1)
Foreign exchange loss	1	4	4	4
Forward interest rate swaps loss (gain)	15	(6)	23	(18)
Total adjustments to Other expenses, net	13	5	26	(5)
Income tax effect of adjustments(2)
Reported income tax expense	5	30	21	54
Adjusted income tax	(32)	(24)	(63)	(49)
Total adjustments to income tax	(27)	6	(42)	5
Total adjustments	41	65	86	94
Non-GAAP Net income	$165	$135	$325	$273

GAAP earnings per share
Basic	$2.28	$1.31	$4.43	$3.35
Diluted	$2.26	$1.29	$4.37	$3.30
Non-GAAP earnings per share
Basic	$3.06	$2.51	$6.02	$5.10
Diluted	$3.02	$2.48	$5.95	$5.04
Basic weighted average shares outstanding	54,027,576	53,537,876	53,965,181	53,414,267
Diluted weighted average and equivalent shares outstanding	54,648,699	54,255,707	54,602,372	54,134,110

(1)	Presented on a pre-tax basis.

(2)	Represents adjustments to the GAAP income tax expense commensurate with pre-tax non-GAAP adjustments and to exclude the impacts of certain discrete income tax items.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income	$124	$70	$239	$179
Add back:
Depreciation	18	20	37	40
Amortization of intangible assets	30	23	58	46
Total Other expenses, net	31	25	59	36
Income tax expense	5	30	21	54
EBITDA (Non-GAAP)	208	168	414	355

Adjustments to Cost of sales
Purchase accounting adjustments	2	—	3	—
Share-based compensation	1	1	2	2
Total adjustments to Cost of sales	3	1	5	2
Adjustments to Operating expenses
Acquisition and integration costs	4	—	8	2
Legal Settlement	—	13	—	13
Share-based compensation	17	16	29	26
Exit and restructuring costs	1	1	2	5
Total adjustments to Operating expenses	22	30	39	46
Total adjustments to EBITDA	25	31	44	48
Adjusted EBITDA (Non-GAAP)	$233	$199	$458	$403

Adjusted EBITDA % of Adjusted Net Sales	21.2%	19.7%	21.2%	20.3%

FREE CASH FLOW

	Six Months Ended
	June 29, 2019	June 30, 2018
Net cash provided by operating activities	$195	$266
Less: Purchases of property, plant and equipment	(30)	(33)
Free cash flow (Non-GAAP)(1)	$165	$233

(1)
Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.